  (1)

                                                                    EXHIBIT 11

                                 GENERAL ELECTRIC COMPANY
                           COMPUTATION OF PER SHARE EARNINGS -a)

(Shares in thousands, dollar amounts, except earnings per share, in millions)

                                                                               Fully
                                                 Earnings      Primary       diluted
                                               per common     earnings      earnings
Second quarter ended June 30, 1994                  share    per share     per share
- ----------------------------------             ----------    ---------     ---------
Net earnings applicable to common stock            $1,522       $1,522        $1,522
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            -             -
                                                ---------    ---------     ---------
      Earnings for per-share calculations          $1,522       $1,522        $1,522
                                                ---------    ---------     ---------
Average number of shares outstanding            1,710,380    1,710,380     1,710,380
Average number of deferred incentive
   compensation shares                                  -        8,607         8,607
Average stock option shares                             -        8,917         8,917
Average number of restricted stock units                -        1,084         1,084
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,710,380    1,728,988     1,728,988
                                                ---------    ---------     ---------
Earnings per share                                  $0.89        $0.88         $0.88
- ------------------                              =========    =========     =========



Second quarter ended June 30, 1993
- ----------------------------------
Net earnings applicable to common stock            $1,334       $1,334        $1,334
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            4             4
                                                ---------    ---------     ---------
      Earnings for per-share calculations          $1,334       $1,338        $1,338
                                                ---------    ---------     ---------
Average number of shares outstanding            1,707,932    1,707,932     1,707,932
Average number of deferred incentive
   compensation shares                                  -        8,778         8,778
Average stock option shares                             -       10,888        11,660
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,707,932    1,727,598     1,728,370
                                                ---------    ---------     ---------
Earnings per share                                  $0.78        $0.77         $0.77
- ------------------                              =========    =========     =========




(a- Adjusted to reflect the two-for-one stock split effective on April 28, 1994.


  (2)

                                                                    EXHIBIT 11

                                 GENERAL ELECTRIC COMPANY
                           COMPUTATION OF PER SHARE EARNINGS -a)

(Shares in thousands, dollar amounts, except earnings per share, in millions)

                                                                               Fully
                                                 Earnings      Primary       diluted
                                               per common     earnings      earnings
Six months ended June 30, 1994                      share    per share     per share
- ----------------------------------             ----------    ---------     ---------
Net earnings applicable to common stock          $  2,590     $  2,590      $  2,590
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            2             2
                                                ---------    ---------     ---------
      Earnings for per-share calculations        $  2,590     $  2,592      $  2,592
                                                ---------    ---------     ---------
Average number of shares outstanding            1,709,355    1,709,355     1,709,355
Average number of deferred incentive
   compensation shares                                  -        8,557         8,557
Average stock option shares                             -       10,679        10,679
Average number of restricted stock units                -        1,119         1,119
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,709,355    1,729,710     1,729,710
                                                ---------    ---------     ---------
Earnings per share                                  $1.52        $1.50         $1.50
- ------------------                              =========    =========     =========

Six months ended June 30, 1993
- ------------------------------
Net earnings applicable to common stock          $  1,632     $  1,632      $  1,632
Dividend equivalents (net of tax) applicable
   to deferred incentive compensation shares            -            4             4
                                                ---------    ---------     ---------
      Earnings for per-share calculations        $  1,632     $  1,636      $  1,636
                                                ---------    ---------     ---------
Average number of shares outstanding            1,708,908    1,708,908     1,708,908
Average number of deferred incentive
   compensation shares                                  -        8,578         8,578
Average stock option shares                             -        9,804        11,636
                                                ---------    ---------     ---------
      Shares for earnings calculation           1,708,908    1,727,290     1,729,122
                                                ---------    ---------     ---------
Earnings per share                                  $0.95        $0.95         $0.95
- ------------------                              =========    =========     =========




(a- Adjusted to reflect the two-for-one stock split effective on April 28, 1994.
